UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2023

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	001-14817	91-0351110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 106th Avenue NE, Bellevue, WA 98004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (425) 468-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value	PCAR	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(f). On April 24, 2023, the Compensation Committee of the Board of Directors approved the Long Term Performance Cash Awards (“LTIP Cash Awards”) for the 2020-2022 cycle under the Long Term Incentive Plan for the Named Executive Officers identified in the Company’s March 15, 2023 proxy statement (“Proxy Statement”). The total compensation for each Named Executive Officer reported in the Summary Compensation Table on page 26 of the Proxy Statement has been recalculated to include the LTIP Cash Awards as follows:

Named Executive Officer	Non-Equity Incentive Plan Compensation LTIP Cash Award	Total Compensation
R. P. Feight	$3,294,000	$13,255,737
H. C. Schippers	$1,462,340	$6,291,958
M. T. Barkley	$648,736	$2,825,477
C. M. Dozier	$594,000	$2,722,015
D. C. Siver	$636,680	$2,795,052

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

As permitted by the SEC rules, the median employee utilized for 2022 is the same employee identified in 2021 because there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to this pay ratio disclosure. For 2022, our last completed fiscal year:

(a)	The annual total compensation of PACCAR’s median employee (excluding Mr. Feight, our Chief Executive Officer) was $84,035;

(b)	The annual total compensation of our Chief Executive Officer was $13,255,737; and

(c)	The ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of PACCAR’s median employee was 158 to 1.

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of stockholders was held on April 25, 2023.

(b) The following is a brief description and vote count of all items voted on at the annual meeting:

Item No. 1. Election of directors.

The following persons were elected to serve as directors with a term expiring in 2024:

Nominee	Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
M. C. Pigott	421,946,316	20,126,002	3,297,269	24,587,915
A. J. Carnwath	418,656,996	23,328,754	3,383,837	24,587,915
F. L. Feder	435,201,307	6,784,325	3,383,955	24,587,915
R. P. Feight	434,222,881	7,968,344	3,178,362	24,587,915
K. S. Hachigian	429,014,267	13,040,881	3,314,439	24,587,915
B. B. Hulit	437,600,352	4,532,700	3,236,535	24,587,915
R. C. McGeary	424,798,031	17,270,507	3,301,049	24,587,915
C. A. Niekamp	437,567,804	4,527,978	3,273,805	24,587,915
J. M. Pigott	428,304,141	14,026,525	3,038,921	24,587,915
G. Ramaswamy	438,367,053	3,727,034	3,275,500	24,587,915
M. A. Schulz	371,261,363	70,800,629	3,307,595	24,587,915
G. M. E. Spierkel	409,461,061	32,600,636	3,307,890	24,587,915

Item No. 2. Advisory resolution to approve executive compensation.

Item No. 2 received the affirmative vote of a majority of the shares outstanding and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
414,376,611	27,167,015	3,825,961	24,587,915

Item No. 3. Advisory vote on the frequency of executive compensation votes.

One Year received the highest number of affirmative votes of the shares present and entitled to vote at the meeting.

Shares Voted For One Year	Shares Voted For Two Years	Shares Voted For Three Years	Abstentions	Broker Nonvotes
282,357,444	2,904,248	153,718,597	6,389,298	24,587,915

Item No. 4. Advisory vote on the ratification of independent auditors.

Item No. 4 received the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
450,466,704	16,216,948	3,273,850	0

Item No. 5. Stockholder proposal regarding ratification of executive termination pay.

Item No. 5 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
211,791,591	226,430,665	7,147,331	24,587,915

Item No. 6. Stockholder proposal regarding a report on climate-related policy engagement.

Item No. 6 did not receive the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Nonvotes
205,510,691	227,754,064	12,104,832	24,587,915

(c) Not applicable.

(d) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACCAR Inc

Date: April 28, 2023	By:	/s/ M. K. Walton
M. K. Walton Vice President and General Counsel